Exhibit 99.(h)(14)

[                             ], 2026

Venerable Variable Insurance Trust

1475 Dunwoody Drive, Suite 200

West Chester, PA 19380

Re: Second Amended and Restated Rule 12b-1 Fee Waiver

Russell Investments Financial Services, LLC (“RIFS”) agrees to waive receipt of all or a portion of the Rule 12b-1 distribution and service fee payable to RIFS under the Rule 12b-1 distribution and service plan adopted by Venerable Variable Insurance Trust (“VVIT”) with respect to Class V shares.

RIFS waives receipt of the Rule 12b-1 fee until September 6, 2026, for each of the following series of VVIT to the extent necessary to limit total annual operating expenses of Class V shares of the series to the amount set forth below:

Fund	Total Annual Operating Expense Limit*
Venerable High Yield Fund	0.72%
Venerable Large Cap Index Fund	0.51%
Venerable Moderate Allocation Fund	0.89%
Venerable Strategic Bond Fund	0.80%
Venerable US Large Cap Strategic Equity Fund	0.86%

RIFS waives receipt of the Rule 12b-1 fee until September 5, 2027, for each of the following series of VVIT to the extent necessary to limit total annual operating expenses of Class V shares of the series to the amount set forth below:

Fund	Total Annual Operating Expense Limit*
Venerable US Large Cap Core Equity Fund	1.05%
Venerable Intermediate Corporate Bond Index Fund	0.66%
Venerable Conservative Allocation Fund	0.87%
Venerable Conservative Appreciation Allocation Fund	0.91%
Venerable World Conservative Allocation Fund	0.86%
Venerable Moderate Appreciation Allocation Fund	0.99%
Venerable World Moderate Allocation Fund	1.00%

russellinvestments.com

401 Union Street, 18th Floor	Tel	206-505-7877	Seattle / New York / Toronto / Milwaukee / London / Paris / Amsterdam / Dublin / Dubai / Milan / Sydney / Tokyo / Shanghai / Auckland / Seoul / Mumbai
Seattle, WA 98101	Fax	206-505-3495
United States of America	Toll-free	800-426-7969

Fund	Total Annual Operating Expense Limit*
Venerable Appreciation Allocation Fund	1.01%
Venerable World Appreciation Allocation Fund	1.00%

RIFS waives receipt of the Rule 12b-1 fee until September 12, 2027, for each of the following series of VVIT to the extent necessary to limit total annual operating expenses of Class V shares of the series to the amount set forth below:

Fund	Total Annual Operating Expense Limit*
Venerable US Small Cap Fund	0.85%
Venerable Emerging Market Equity Fund	1.44%
Venerable World Equity Fund	0.85%
Venerable International Index Fund	0.70%
Venerable Mid Cap Index Fund	0.65%
Venerable Small Cap Index Fund	0.68%
Venerable Bond Index Fund	0.61%

RIFS waives receipt of the Rule 12b-1 fee through [                   ], 2028, for each of the following series of VVIT to the extent necessary to limit total annual operating expenses of Class V shares of the series to the amount set forth below:

Fund	Total Annual Operating Expense Limit*
Venerable International Equity Fund	0.99%
Venerable Government Money Market Fund	0.53%
Venerable Real Estate Fund	1.00%
Venerable Inflation Focused Fund	0.84%

*	For purposes of the limit, total annual operating expenses do not include interest expenses, short sale expenses, taxes, brokerage commissions, and extraordinary expenses such as litigation expenses.

russellinvestments.com

401 Union Street, 18th Floor	Tel	206-505-7877	Seattle / New York / Toronto / Milwaukee / London / Paris / Amsterdam / Dublin / Dubai / Milan / Sydney / Tokyo / Shanghai / Auckland / Seoul / Mumbai
Seattle, WA 98101	Fax	206-505-3495
United States of America	Toll-free	800-426-7969

RIFS further agrees that termination or modification of this letter requires approval by the Board of Trustees of VVIT. Please indicate your agreement to this letter by executing below.

Sincerely,

By:

Name:

Title:

AGREED AND ACCEPTED BY:

Venerable Variable Insurance Trust

By:

Name:

Title:

russellinvestments.com

401 Union Street, 18th Floor	Tel	206-505-7877	Seattle / New York / Toronto / Milwaukee / London / Paris / Amsterdam / Dublin / Dubai / Milan / Sydney / Tokyo / Shanghai / Auckland / Seoul / Mumbai
Seattle, WA 98101	Fax	206-505-3495
United States of America	Toll-free	800-426-7969